SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2006 Sigma-Aldrich issued a press release indicating the shareholders approved the amendment and restatement of the Company’s 2003 Long-Term Incentive Plan. The purpose of this 2003 Long-Term Incentive Plan is to motivate key personnel to produce a superior return to the shareholders of the Company by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability. The Plan is amended and restated effective for Awards granted on or after January 1, 2006. Awards granted prior to January 1, 2006 shall be governed by the terms of the Plan as in effect prior to this restatement. This press release is furnished as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On May 2, 2006 Sigma-Aldrich issued a press release indicating the shareholders approved the amendment and restatement of the Company’s 2003 Long-Term Incentive Plan. This press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are file with this Current Report on From 8-K:

Exhibit Number		Description
10		Material contracts:

	(a)	2003 Long-Term Incentive Plan* - Incorporated by reference to Appendix A of the Company’s Definitive Proxy statement filed March 14, 2006, Commission File Number 0-8135.

99.1		Press Release issued May 2, 2006 - SIGMA-ALDRICH SHAREHOLDERS ELECT DIRECTORS, RATIFY AUDITOR AND APPROVE INCENTIVE PLAN; DIRECTORS DECLARE QUARTERLY DIVIDEND.

*	Represents management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 15(c) of Form 10-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2006

SIGMA-ALDRICH CORPORATION

By:	/s/ Karen Miller
Karen Miller, Corporate Controller

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued May 2, 2006 - SIGMA-ALDRICH SHAREHOLDERS ELECT DIRECTORS, RATIFY AUDITOR AND APPROVE INCENTIVE PLAN; DIRECTORS DECLARE QUARTERLY DIVIDEND.

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